Original Issue Date: December 16, 2022 Initial Conversion Price (subject to adjustment herein): $0.50	Principal Amount: $3,150,000
8.0% CONVERTIBLE PROMISSORY NOTE
DUE MARCH 16, 2024

THIS 8.0% CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued convertible promissory notes of Comstock Inc., a Nevada corporation, (the “Company”), having its principal place of business at 117 American Flat Road, Virginia City, Nevada 89440, designated as its 8.0% Convertible Promissory Note due March 16, 2024 (this “Note”, or the “Note” and collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Ionic Ventures, LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $3,150,000 on March 16, 2024 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Alternate Consideration” shall have the meaning set forth in Section 5(e).
“Alternate Conversion Price” means 90% (80% (a) upon the occurrence and continuance of an Event of Default, (b) if the Common Stock is delisted from the Principal Market or (c) after a reverse split of the Common Stock) of the average of the five (5) lowest VWAPs in the Measurement Period; provided that the Alternate Conversion Price shall not be lower than the Floor Price.
“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(e).
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Nevada are authorized or required by law or other governmental action to close.
“Buy-In” shall have the meaning set forth in Section 4(d)(vii).
“Common Stock” means the Company’s common stock with par value $0.000666, per share.
“Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Holder to receive, Common Stock.
“Conversion Date” shall have the meaning set forth in Section 4(a).
“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.
“Default Redemption Amount” means the product of (i) 115% multiplied by (ii) the sum of (x) the aggregate principal amount outstanding of this Note through and including the Default Redemption Payment Date; (y) all accrued but unpaid principal due on this Note, including, but not limited to, as provided in the last sentence of Section 6 hereof, and (z) all other amounts owed under this Note including, but not limited to, Late Fees and liquidated damages, all through and including the date all amounts herein are paid in cash to the Holder.

“DTC” means the Depository Trust Company.
“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.
“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.
“Event of Default” shall have the meaning set forth in Section 6(a).
“Floor Price” means $0.175.
“Fundamental Transaction” shall have the meaning set forth in Section 5(e).
“Initial Conversion Price” shall have the meaning set forth in Section 4(b).
“Late Fees” shall have the meaning set forth in Section 2(c).
“Mandatory Default Amount” means the payment of 115% of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses, late fees, and liquidated damages due in respect of this Note.
“Measurement Period” means the period starting on the Trading Day immediately after the day that the Holder receives the Conversion Shares and ending on the Trading Day immediately following the date upon which the aggregate dollar volume of the Common Stock traded on the Trading Market equals five (5) times the Conversion Amount on the relevant Notice of Conversion, in the aggregate, subject to a five (5) Trading Day minimum; provided, however, that each day on which (i) the Common Stock has been suspended for trading on all Trading Markets, (ii) Conversion Shares cannot be sold by the Holder because of violation of Section 9 by the Company, or (iii) Conversion Shares are not delivered after the Share Delivery Date, shall be excluded from such calculation.“Nevada Courts” shall have the meaning set forth in Section 8(d).
“Note Register” shall have the meaning set forth in Section 2(b).
“Notice of Conversion” shall have the meaning set forth in Section 4(a).
“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.
“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 16, 2022 by and among the Company, the original Holder, and the other parties named therein, if any, as amended, modified or supplemented from time to time in accordance with its terms.
“Registration Statement” means the Company’s registration statement File No.: 333-263930, declared effective on April 11, 2022, covering the sale of this Note (and the Common Stock issuable upon conversion of this Note) to the Holder.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).
“Successor Entity” shall have the meaning set forth in Section 5(b).
“Trading Day” means a day on which the Company’s principal Trading Market is open for trading; provided that, in the event that the Common Stock is not listed or quoted for trading on a Trading Market on the date in question, then Trading Day shall mean a Business Day.
“Trading Market” means any of the following markets or exchanges on which the Common Stock (or any other common stock of any other Person that references the Trading Market for its common stock) is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE American, or the OTCQX Marketplace, the OTCQB Marketplace, the OTCPink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing).
“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.
“VWAP” means, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during a Measurement Period.
Section 2. Interest and Rank.
a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder in an amount equal to the product of 8.0% (which interest rate may be increased as provided elsewhere herein), multiplied by the original principal amount (the “Original Principal Amount”), for the 15-month period beginning on the Original Issue Date. All interest provided for in this Section (2)(a) shall be due and payable on the Maturity Date (the “Fixed Interest Payment Date”); provided, however, notwithstanding anything to the contrary provided herein or elsewhere, interest due hereunder will be due and payable prior to the Fixed Interest Payment Date, upon any conversion, prepayment, Event of Default, and/or other acceleration of principal outstanding on this Note, with respect to the interest relating to the principal so converted, prepaid and/or accelerated whether as a result of an Event of Default, or otherwise. All interest payments hereunder will be payable in cash or Common Stock in the Company’s discretion. Interest paid in Common Stock will be paid at the Initial Conversion Price or Alternate Conversion Price, as applicable. If the Note has not been fully redeemed or converted by the Maturity Date, then the face value of any remaining Note will increase by 15%.
b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30-calendar day periods, and shall accrue commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).
c) Late Fees. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) that shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.
d) Rank. This Note shall constitute general unsecured obligation of the Company, ranking junior in right of payment with all of the existing and future Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to this Note by the terms of such Indebtedness.
Section 3. Registration of Transfers and Exchanges.
a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.
b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with therewith and applicable federal and state securities laws and regulations.
c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary, except for any notice, service of process, injunction or order received by the Company and issued by a court or other tribunal of competent jurisdiction.
Section 4. Conversion.
a) Voluntary Conversion. At any time after the Original Issue Date until all amounts due under this Note have been paid in full, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(e) hereof) as set forth below. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and/or any other amounts due under this Note to be converted, the Initial Conversion Price or Alternate Conversion Price, as applicable, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, all accrued and unpaid interest thereon and all other amounts due under this Note have been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) and/or any other amounts due under this Note converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.
b) Conversion Price. The conversion price in effect on any Conversion Date shall initially be equal to $0.50 (the “Initial Conversion Price”), or after thirty (30) days after the Closing Date, if the Holder delivers a Conversion Notice using the Alternate Conversion Price to the Company, at the Alternate Conversion Price, in which case the Holder can convert up to a maximum Conversion Amount of $400,000 per Alternate Conversion; provided that the Holder may not deliver another Conversion Notice using the Alternate Conversion Price while the Measurement Period is open. For the avoidance of doubt, the Holder may deliver a Conversion Notice using the Initial Conversion Price at any time while this Note remains outstanding.
c) [Reserved].
d) Mechanics of Conversion.
i. Conversion Shares Issuable Upon a Conversion. The number of Conversion Shares issuable upon a conversion hereunder, except as set forth in clause (ii) below, shall be determined by the quotient obtained by dividing (x) the sum of all outstanding (i) principal, (ii) interest, and (iii) any other amount due under this Note to be converted as provided in the applicable Notice of Conversion by (y) the Initial Conversion Price. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check or wire transfer in the amount of accrued and unpaid interest (if the Company has elected to pay accrued interest in cash). All certificate or certificates required to be delivered by the Company under this Section 4(d) shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Company or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program; in which case, the Company shall then issue and deliver to the address as specified in such Notice of Conversion, a certificate (or certificates), registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. In the event the Company is unable to deliver Conversion Shares to the Holder that would otherwise be issuable upon delivery of a Conversion Notice because of the application of the Exchange Limitation (as defined below), the Company shall deliver to the Holder within two (2) Trading Days following deliver of a Conversion Notice a bank check or wire transfer in the amount of the product of (I) the number of Conversion Shares that would otherwise be delivered, multiplied by (II) the difference of the VWAP of the Common Stock on the date of such Conversion Notice minus the Conversion Price or the Alternate Conversion Price, ignoring for purposes of this calculation the limitation set forth in the proviso in the definition of “Alternate Conversion Price”, as applicable.
ii. Pre-Settlement. No later than two (2) Trading Days after each Conversion Date using the Alternate Conversion Price (“Pre-Settlement Conversion Share Delivery Deadline”), the Company shall (A) transmit by electronic mail an acknowledgment of confirmation and representation, in the form attached hereto as Exhibit I (an “Acknowledgement”) and (B) cause the Transfer Agent to deliver electronically via DWAC to the Holder such number of Conversion Shares (the “Pre-Settlement Conversion Shares”) equal to the product of (A) the quotient of (y) the sum of all outstanding (i) principal, (ii) interest (if the Company elects to pay such interest payment in the form of Conversion Shares), and (iii) any other amount due under this Note to be converted as provided in the applicable Notice of Conversion, divided by (z) the Pre-Settlement Conversion Price, and as to which the Holder shall be the owner thereof as of such time of delivery of such Pre-Settlement Conversion Shares, multiplied by (B) 125%. The “Pre-Settlement Conversion Price” means 80% of the Closing Price on the date immediately preceding the Conversion Date. All such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period. The Holder shall have the right to request additional Pre-Settlement Conversion Shares during the Measurement Period at any time there is an anticipated shortfall determined in the Holder’s sole discretion.
iii. Settlement. No later than two (2) Trading Days after the Measurement Period (the “Conversion Settlement Date”), the Company shall (A) transmit by electronic mail an Acknowledgment, (B) cause the Transfer Agent to deliver to the Holder such number of Conversion Shares (the “Settlement Conversion Shares”) equal to the Conversion Amount divided by the Alternate Conversion Price; provided, however, that the number of Conversion Shares to be delivered by the Conversion Settlement Date shall be reduced by the number of Pre-Settlement Conversion Shares delivered and (C) if the Floor Price exceeds the Alternate Conversion Price, deliver to the Holder a bank check or wire transfer in the amount of the product of (I) the number of Settlement Conversion Shares that would otherwise be delivered without giving effect to the Floor Price, multiplied by (II) the difference of the Floor Price minus the Alternate Conversion Price, ignoring for purposes of this calculation the limitation set forth in the proviso in the definition of “Alternate Conversion Price”. Notwithstanding anything herein to the contrary, if the number of Pre-Settlement Conversion Shares delivered to the Holder exceeds the number of Settlement Conversion Shares, then the Holder shall within two (2) Trading Days return such excess Pre-Settlement Conversion Shares to the Company (or the Company’s transfer agent on behalf of the Company); provided that any such Pre-Settlement Conversion Shares may, at the option of the Holder, instead of being returned, be applied to any subsequent conversion prior to the date such return would otherwise be due. For the sake of clarity, the Holder shall be required to return any excess Pre-Settlement Conversion Share to the Company when the Note has been repaid and/or converted in full.
iv. Acknowledgements. Each Acknowledgement shall state that all Conversion Shares referenced therein have been sold to the Holder pursuant to the Registration Statement which acknowledgement shall constitute an instruction to the Transfer Agent to process such issuance in accordance with the terms herein.
v. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.
vii. Company’s Failure to Timely Convert. If the Company shall fail, for any reason (other than a failure, inability or the refusal of the Holder to receive Conversion Shares) or for no reason, on or prior to the applicable Share Delivery Deadline, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each Trading Day after such applicable Share Delivery Deadline that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (A) the aggregate number of Conversion Shares not issued to the Holder on or prior to the applicable Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) the highest trading price of the Conversion Shares between the Share Delivery Deadline and the actual date of delivery. In addition to the foregoing, if on or prior to the applicable Share Delivery Deadline either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Common Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of Common Shares to which the Holder is entitled upon the automatic conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below or (B) a Notice Failure occurs, and if after such applicable Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) Common Shares corresponding to all or any portion of the number of Common Shares issuable upon such automatic conversion that the Holder is entitled to receive from the Company and has not timely received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable brokerage commissions, borrow fees and any other out-of-pocket expenses, if any) for the Common Shares so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Common Shares) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Common Shares to which the Holder is entitled upon automatic conversion hereunder (as the case may be) (and to issue such Common Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Common Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Common Shares to which the Holder is entitled upon automatic conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Common Shares subject to conversion multiplied by (y) the price at which the Holder sold such Common Shares in anticipation of the delivery thereof upon such applicable conversion (and if the Holder shall not have sold such shares, the price for purposes of this clause (y) shall equal the Buy-In Price divided by the number of Common Shares described in the immediately preceding clause (x)) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares (or to electronically deliver such Common Shares) upon automatic conversion of this Note as required pursuant to the terms hereof.
viii. Reserved.
ix. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum (as defined below) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. For purposes of this Note, the “Required Minimum” shall be defined as 18,000,000 shares of Common Stock, it being understood that if and to the extent that 18,000,000 shares of Common Stock is at any time insufficient to deliver Conversion Shares to the Holder upon conversion of all then-outstanding principal and accrued but unpaid interest on the Note, then the Company shall have the obligation to (A) obtain authorization for the reservation of additional shares of Common Stock or (B) pay all amounts outstanding under this Note, within three (3) Business Days of making such determination. If the Company reserves additional shares in accordance with the preceding sentence then all covenants in this Note related to the Required Minimum shall be deemed to satisfied.
x. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share that the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Initial Conversion Price or the Alternate Conversion Price, as applicable, or round up to the next whole share.
xi. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.
e) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the

Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. In addition to the Beneficial Ownership Limitation described above and notwithstanding anything to the contrary in this Note, the Company shall not under any circumstances issue Conversion Shares in amount exceeding 19.9% of total number of shares of Common Stock outstanding on the Original Issue Date (the “Exchange Limitation”), unless the Company elects to seek and actually receives shareholder approval. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.
Section 5. Certain Adjustments.
a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
b) Fundamental Transaction. If at any time while this Note is outstanding (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The

Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
d) Notice to the Holder.
i. Adjustment to Conversion Price. Whenever the Initial Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at the same time that any such notice is delivered to holders of Common Stock, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.
Section 6. Events of Default.
a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):
i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages, Late Fees and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;
ii. the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes (and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (vii) below), which failure is not cured, if possible to cure, within the earlier to occur of (A) ten (10) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) twenty (20) Trading Days after the Company has become or should have become aware of such failure;
iii. a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;
iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made or the Company has failed to fulfill any material covenant contained in this Note, any other Transaction Documents, or any written statement pursuant hereto or thereto;
v. the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;
vi. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the DTC System is no longer available, “frozen” or “chilled”;
vii. the Company shall fail for any reason to deliver certificates to a Holder prior to the third (3rd) Trading Day after a Share Delivery Date or Conversion Settlement Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or
viii. the Company fails to file with the Commission any required reports under Section 13(a) or 15(d) of the Exchange Act, subject to allowances permitted under Rule 12b-25 under the Exchange Act; or
ix. the Company shall fail to maintain reserved shares in the amount of the Required Minimum.

b) Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(e), if any Event of Default occurs and is continuing, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law and the Alternate Conversion Price shall use 80% as the discount percentage. Upon the payment in full of all amounts due under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Alternatively, at the election of the Holder, the Holder may require the Company to redeem all of the Notes then held by such Holder through the issuance to such Holder of such number of shares of Common Stock equal to the quotient of (x) the outstanding principal amount of this Note, plus accrued but unpaid interest, divided by (y) Alternate Conversion Price. Such Conversion Shares shall be delivered within two (2) Trading Days of the date on which the notice for the payment therefor is provided by the Holder (the “Default Redemption Payment Date”). If the Company fails to pay in full the Default Redemption Amount hereunder on the date such amount is due in accordance with this Section (whether in cash or shares of Common Stock), the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing from such date until the Default Redemption Amount, plus all such interest thereon, is paid in full.
Section 7. Prepayment.
At any time beginning thirty (30) days after the date of this Note, and upon ten (10) days’ prior written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company may prepay up to $2,000,000 of the principal amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under this Note. The written notice shall, among other items, state the date such Prepayment Amount (as defined below) is to be paid to the Holder, which shall be ten (10) calendar days from the date of mailing of the prepayment notice to the Holder (the “Prepayment Date”), or the next Business Day if such day is not a Business Day. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of this Note and (y) all accrued but unpaid interest, multiplied by (ii) 110 (collectively, the “Prepayment Amount”). The Holder may continue to convert the Note from the date notice of the prepayment is given until the date the Holder receives in full, the Prepayment Amount.
Section 8. Miscellaneous.
a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at Comstock Inc., 117 American Flat Road, Virginia City, Nevada 89440, email degasperis@comstockinc.com, or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email addressor address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto prior to 12:00 noon (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 noon (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.
b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.
c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.
d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Clark County, NV (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.
f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.
g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.
h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
Section 9. Disclosure. The Company shall not communicate information to the Holder, unless the Company has in good faith determined that such information does not constitute material, nonpublic information relating to the Company or its Subsidiaries. If, and to the extent, that the Company determines that it has inadvertently communicated material nonpublic information to the Holder, then the Company shall within two (2) Business Days after communication publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.
Section 10. Prohibition of Short Sales and Hedging Transactions. The Holder (and each subsequent assignee or transferee of this Note shall be deemed to) represents and warrants that neither the Holder nor any of its Affiliates (i) has in the twelve (12) months prior to the date of this Note shorted the Common Stock, or (ii) holds any short position in the Common Stock. The Holder, on behalf of itself and its Affiliates (and each assignee or transferee of this Note), agrees that beginning on the Original Issue Date and ending on the next Trading Day following the date that this Note is no longer outstanding, the Holder and its agents, representatives and Affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
*********************
(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

COMSTOCK INC.

By:	/s/ Corrado DeGasperis
Name:	Corrado DeGasperis
Title:	Executive Chairman & CEO
Email for delivery of Notices: 117 American Flat Road, Virginia City, Nevada 89440

ANNEX A
NOTICE OF CONVERSION
The undersigned hereby elects to convert principal, accrued but unpaid interest and/or any of amounts due under the 8.0% Convertible Promissory Note due March 16, 2024, of Comstock Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.
By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.
The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: _______________________________

Principal Amount of Note to be Converted: ___________________

Initial Conversion Price or Alternate Conversion Price: ___________________

Payment of Interest in Common Stock __ yes __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Other Amounts Owed Under this Note to be Converted including Late Fees: _____________________

Number of shares of Common Stock to be issued: __________

Signature: __________________________

Name: _____________________________

Delivery Instructions:

Schedule 1
CONVERSION SCHEDULE
This 8.0% Convertible Promissory Note due on March 16, 2024 in the principal amount of $3,150,000 is issued by Comstock Inc., a Nevada corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.
Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Exhibit 1

Acknowledgement

Comstock Inc. (the “Company”) hereby (a) acknowledges, confirms and represents that [date] is the Conversion Settlement Date, (b) certifies that [number] Conversion Shares issuable pursuant to such conversion in accordance with the Note are eligible to be resold by the Holder pursuant to an effective and available registration statement and (c) hereby directs EQ Shareholder Services to issue the above indicated number of Conversion Shares in accordance with the Transfer Agent Instructions dated December 16, 2022 from the Company and acknowledged and agreed to by EQ Shareholder Services.

COMSTOCK INC.

By:
Name:	Corrado DeGasperis
Title:	Executive Chairman & CEO